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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):     APRIL 17, 2000



                         WEATHERFORD INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)



   DELAWARE                         1-13086                      04-2515019
  (State of                       (Commission                 (I.R.S. Employer
Incorporation)                     File No.)                 Identification No.)


      515 POST OAK BLVD., SUITE 600
             HOUSTON, TEXAS                                          77027
(Address of Principal Executive Offices)                           (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000


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                        EXHIBIT INDEX APPEARS ON PAGE 4
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ITEM 5.   OTHER EVENTS

GRANT PRIDECO SPIN-OFF

         On April 17, 2000, we announced the completion of the spin-off to our stockholders of our Grant Prideco drilling products division. Each of our stockholders received one share of Grant Prideco common stock for each share of our common stock held by such stockholder as of the close of business on March 23, 2000. A copy of the press release announcing the spin-off is filed as
Exhibit 99.1 and is hereby incorporated herein by reference.

NEW CONVERSION PRICE FOR DEBENTURES

         On April 17, 2000, we announced that the conversion price of our 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 was adjusted following the spin-off of Grant Prideco. The Debentures previously were convertible into Weatherford common stock at $80 per share. As a result of the spin-off, the new conversion price for the Debentures is $53.34 per share.

EARNINGS RELEASE

         On April 26, 2000, we announced our earnings for the quarter ended March 31, 2000. A copy of the press release announcing our earnings for the quarter ended March 31, 2000, is filed as Exhibit 99.2 and is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         99.1 Press release dated April 17, 2000, announcing the completion of the Grant Prideco Spin-off.

         99.2 Press release dated April 26, 2000, announcing Weatherford's earnings for the quarter ended March 31, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEATHERFORD INTERNATIONAL, INC.



Dated: April 26, 2000                            /s/ CURTIS W. HUFF
                                        ----------------------------------------
                                                     Curtis W. Huff
                                                 Executive Vice President
                                                and Chief Financial Officer









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                                INDEX TO EXHIBITS



         Number                      Exhibit
         ------                      -------

          99.1 Press release dated April 17, 2000, announcing the completion of the Grant Prideco Spinoff.

          99.2 Press release dated April 26, 2000, announcing Weatherford's earnings for the quarter ended March 31, 2000.










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